PROMISSORY NOTE

$500,000.00 October 10th, 2013

FOR VALUE RECEIVED, Kibush Capital Corporation, a Nevada corporation ("Maker") hereby promises to pay to Instacash Pty Ltd. as trustee for the Instacash Trust ("Holder"), with an address at 3/48 McRae Street, Dandenong Victoria, Australia 3175, the principal sum of Five Hundred Thousand Dollars ($500,000.00) on February 28th, 2014 (the "Maturity Date") in accordance with the terms of this Promissory Note (this "Note"), together with interest, as provided herein. This Note is being issued in accordance with the terms and provisions of the Stock Purchase Agreement between Maker and Holder dated the date hereof.

On the Maturity Date, Maker shall pay to Holder, in immediately available funds, the principal sum plus all accrued interest thereon at a per annum rate of interest equal to the lowest amount of interest imputed by the Internal Revenue Service. Interest shall be computed on a per annum basis of 360 days and actual days elapsed in the period for which such interest is payable.

This Note may be prepaid in whole or in part at any time and from time to time without prepayment charge or penalty. Simultaneously with any prepayment of principal, there must also be paid all interest accrued on the amount of principal so prepaid.

In case one or more of the following events (each, an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a) default in the payment of all or any part of the principal or interest of this Note as and when the same shall become due and payable in accordance with the terms hereof or otherwise and such default continues for 30 business days after written notice from Holder to Maker; or

(b) Maker pursuant to or within the meaning of any bankruptcy law (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a custodian, receiver, trustee, assignee, liquidator or similar official of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of her creditors; or

(c) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against Maker in an involuntary case, (ii) appoints a custodian, receiver, trustee, assignee, liquidator or similar official of Maker or for all or

substantially all of the property of Maker, or (iii) orders the liquidation of Maker and such order or decree remains unstayed and in effect for 30 days;

then, in each case where an Event of Default occurs, cumulative of and in addition to all other rights and remedies available to the Holder, the Holder, may, at its option, declare the outstanding principal hereunder and all accrued and unpaid interest hereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable (said amount hereinafter referred to as the "Default Amount").

No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Holder to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

This Note shall be construed in accordance with and governed by the applicable laws of the State of New York. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the courts sitting in New York, and any appellate court from any thereof, in respect of any action, suit or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Note, or in any court referred to above. Each of the parties further hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit proceeding in any such court and waives any other right to which it may be entitled on account of its place of residence or domicile.

This Note constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and shall supersede any prior agreements and understandings between the parties hereto with respect to such subject matter.

THE MAKER IRREVOCABLY WAIVES ANY AND ALL RIGHT THE MAKER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE MAKER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

MAKER

KIBUSH CAPITAL CORPORATION

By: ______________________________

Name: WARREN SHEPPARD

Title: CEO

HOLDER

INSTACASH PTY LTD,
AS TRUSTEE FOR THE INSTCASH TRUST

By ______________________________

Name: